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                                                                  EXHIBIT 10.1.4


                           RENCO STEEL HOLDINGS, INC.
                         30 ROCKEFELLER PLAZA SUITE 4225
                                NEW YORK NY 10112

                                                                    212-541-6000
                                                          FACSIMILE 212-541-6197


                           RENCO STEEL HOLDINGS, INC.

                      8.75% PROMISSORY NOTE DUE UPON DEMAND

$1,100,000

                  FOR VALUE RECEIVED, the undersigned, Renco Steel Holdings, Inc., an Ohio corporation ("Renco Steel"), hereby promises to pay to the order of The Renco Group, Inc., a New York corporation ("Renco"), the principal amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000) together with interest, compounded monthly, on the principal amount hereof and accrued interest at the rate of 8.75% per annum from the date hereof until paid, such interest to be payable together with the principal amount upon demand by Renco, which demand may be made at any time.

                  The undersigned may prepay, at any time, the entire balance of principal and interest owed under this Note without penalty or premium of any nature.

                  Renco's right to payment pursuant to this Note is hereby contractually subordinated in right of payment to Renco Steel's obligations under Renco Steel's 10 7/8% Senior Secured Notes, due 2005.

                  Should the indebtedness represented by this Note be placed in the hands of attorneys for collection, the undersigned agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  This note is dated July 30, 2001

                                             RENCO STEEL HOLDINGS, INC.


                                             By: /s/ Ira L. Rennert
                                                --------------------------------
                                                Name:  Ira L. Rennert
                                                Title: Chairman